UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2011

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One North Wacker Drive, Suite 4400, Chicago, Illinois	60606
(Address of principal executive offices)	(zip code)

(312) 214-4864

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.	Entry into a Material Definitive Agreement

On January 9, 2011, API Technologies Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vintage Albany Acquisition, LLC, a Delaware limited liability company (“Parent”), and API Merger Sub, Inc., a New York corporation (“Sub”), pursuant to which the Company will acquire SenDEC Corp., a New York corporation (“SenDEC”).

Under the terms of the Merger Agreement, which was approved unanimously by the Board of Directors of the Company, Sub will be merged with and into SenDEC (the “Merger”) and Parent will receive merger consideration of 22 million shares of Company common stock. Following closing of the Merger, certain SenDEC employees will be eligible for a management bonus under a management bonus plan of up to $11 million, potentially payable in three installments through July 31, 2013, based on achievement of certain financial milestones of SenDEC.

The consummation of the Merger is subject to the closing of the merger pursuant to the Agreement and Plan of Merger (the “First Merger Agreement”) among Parent, SenDEC, and South Albany Acquisition Corp, and Kenton W. Fiske, as Stockholder Representative, pursuant to which Parent will acquire SenDEC (the “First Merger”), which transaction is intended to close immediately prior to the Merger. The closing of the First Merger is subject to customary conditions, including without limitation the approval by the holders of at least two-thirds of a majority of the outstanding shares of SenDEC’s common stock entitled to vote on the First Merger. The consummation of the Merger also is subject to customary closing conditions, including the absence of any law, order or injunction prohibiting the Merger. The Merger is not subject to approval of the Company’s stockholders.

API will succeed to the rights, and assume the obligations, of Parent under the First Merger Agreement, including without limitation, the obligation to pay former SenDEC shareholders up to $14 million in earn-out payments, potentially payable in three installments through July 31, 2013, based on achievement of certain financial milestones of SenDEC.

The Merger Agreement requires that all current officers and directors of the Company resign their positions. It is expected that upon completion of the Merger, Brian Kahn, managing member of Vintage Capital Management LLC, of which Parent is an affiliate, will serve as Chairman and CEO of the Company. Ken Fiske, current CEO of SenDEC, will join the board of directors of the Company along with Mel Keating, former Director of White Electronic Designs Corporation (sold to Microsemi Corporation in May 2010) and current Director of Integral Systems; Ken Krieg, former Under Secretary of Defense for Acquisition, Technology and Logistics, and former Director of White Electronic Designs Corporation; and Matthew Avril, President of the Hotel Group for Starwood Hotels & Resorts Worldwide, Inc.

The Company has agreed to operate its business in the ordinary course until the effective time of the Merger. The Company has also agreed to refrain from engaging in certain activities. In addition, pursuant to the Merger Agreement, the Company is subject to certain “no-shop” restrictions on its ability to solicit alternative competing transactions from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. However, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative competing proposals for at least a majority of the outstanding shares of Company capital stock or all or substantially all of the consolidated assets of the Company, which the Board of Directors has determined is more favorable to the Company’s stockholders than the proposed transaction contemplated by the Merger Agreement (each such proposal, a “Superior Proposal”).

Either the Company or Parent may terminate the Merger Agreement if the Merger is not completed by January 21, 2011. The Company may terminate the Merger Agreement if the Board of Directors of the Company authorizes the Company to enter into an agreement constituting a Superior Proposal. In connection with a termination due to a Superior Proposal, the Company must pay Parent a termination fee of $2.5 million.

Subject to certain limitations and exceptions set forth in the Merger Agreement, the Parent will be indemnified against damages arising out of or resulting from (i) any breach of a representation or warranty made by the Company in the Merger Agreement, (ii) any breach by the Company of any covenant set forth in the Merger Agreement, and (iii) fraud committed by the Company or of which it had knowledge or any intentional breach or intentional misrepresentation in the Merger Agreement committed by the Company or of which it had knowledge. The representations and warranties of the Company will remain in full force and effect for nine months, except representations regarding the organization of the Company, the Company capital structure and authority and enforceability remain in full force and effect in perpetuity, and representations related to taxes.

Parent losses under the indemnification provisions of the Merger Agreement are to be paid exclusively in shares of Company common stock. The Merger Agreement provides that, subject to the exceptions described below, the aggregate liability for which the Parent may be indemnified for damages arising out of or resulting from breaches of representations or warranties and certain covenants will be limited to $5 million dollars of shares of common stock. The Company will not be liable for indemnification for damages arising out of or resulting from breaches of its representations and warranties unless and until the aggregate amount of such damages exceeds a $400,000 “basket,” at which time Parent will be entitled to recover such losses in full including the $400,000 amount of the “basket.” However, the Company’s liability is not limited for losses resulting from fraud or any intentional breach or misrepresentation.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and SenDEC. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, (d) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts, and (e) are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Current Reports on Form 8-K, and other documents that the Company files with the SEC.

Jefferies & Company, Inc. provided a fairness opinion to the API Board of Directors in connection with the Merger.

The foregoing description of the Merger Agreement and the proposed transactions contemplated thereby is a summary and does not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated by reference into this Item 1.01.

Item 8.01	Other Items

On January 10, 2011, the Company issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and its exhibits contain forward-looking statements, including those relating to the anticipated acquisition of SenDEC by the Company. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “project,” “could,” “should,” “may,” “will,” “would,” “continue,” “forecast,” and other similar expressions. Each of these forward-looking statements involves risks and uncertainties. Actual results or developments may differ materially from those, express or implied, in these forward-looking statements. Various factors may cause differences between current expectations and actual results or developments, including risks and uncertainties associated with the anticipated acquisition. These risks and uncertainties associated include, among others, the failure of SenDEC’s stockholders to adopt the First Merger Agreement, the risk that competing offers will be made, the disruption from the transaction making it more difficult to maintain relationships with customers and employees, and the possibility that various closing conditions to the Merger may not be satisfied or waived, the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability, and the ability to successfully integrate acquired and potential additional operating companies. Other factors that may cause the Company’s actual results or developments to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” sections of the Company’s periodic reports on Form 10-K and Form 10-Q filed with the SEC. Copies of the Company’s filings with the SEC may be obtained at www.sec.gov. Unless required by law, the Company does not undertake to update its forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits.

2.1	Agreement and Plan of Merger dated January 9, 2011.

99.1	Press Release, dated January 10, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2011	API TECHNOLOGIES CORP.

	By:	/s/ Claudio Mannarino
Claudio Mannarino
Chief Financial Officer and Vice President of Finance

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